As filed with the Securities and Exchange Commission on May 1, 2006.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORTUNE BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3295276
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

520 Lake Cook Road, Deerfield, Illinois 60015

(Address of Principal Executive Offices) (Zip Code)

Fortune Brands Retirement Savings Plan

(Full Title of the Plan)

MARK A. ROCHE, ESQ. Senior Vice President, General Counsel and Secretary FORTUNE BRANDS, INC. 520 Lake Cook Road Deerfield, Illinois 60015	Copy to: STEVEN J. GAVIN, ESQ. WINSTON & STRAWN LLP 35 West Wacker Drive Chicago, Illinois 60601
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (847) 484-4400

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered*	Proposed maximum offering price per share**	Proposed maximum aggregate offering price**	Amount of registration fee
Common Stock, par value $3.125 per share	6,150,000 shares	$80.39	$494,398,500	$52,900.64

*	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers any additional shares of Common Stock which become available or issuable under the Fortune Brands Retirement Savings Plan (the “Plan”) by reason of any stock split and reverse stock split, stock dividend, recapitalization, merger, consolidation or reorganization or similar transactions which results in an increase in the number of the Registrant’s outstanding shares of common stock or shares offered or issuable pursuant to awards granted under the Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
**	Estimated solely for the purpose of determining the registration fee. Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share is calculated as the average of the high and low selling prices ($81.49 and $79.29, respectively) of the Common Stock of the Registrant on April 27, 2006, as reported by the New York Stock Exchange, Inc.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 6,150,000 shares of the common stock, par value $3.125 per share (“Common Stock”), of Fortune Brands, Inc. (the “Company”) that may be offered and sold under the Fortune Brands Retirement Savings Plan (the “Plan”) and an indeterminate amount of interests to be offered or sold pursuant to the Plan.

The Plan changed its name from the Defined Contribution Plan of Fortune Brands, Inc. and Participating Operating Companies to the Fortune Brands Retirement Savings Plan on October 1, 1999.

Fortune Brands changed its name from American brands, Inc. to Fortune Brands, Inc. on May 30, 1997.

STATEMENT OF INCORPORATION BY REFERENCE

The contents of the Company’s previously filed (i) Registration Statement on Form S-8 (Registration No. 333-95919) filed with the Securities and Exchange Commission (the “Commission”) on February 1, 2000, as amended by Post-Effective Amendment No. 1 thereto (Registration No. 333-95919) filed with the Commission on April 28, 2000 and (ii) Registration Statement on Form S-8 (Registration No. 333-103734), filed with the Commission on March 11, 2003, as amended by Post-Effective Amendment No. 1 thereto (Registration No. 333-103734) filed with the Commission on April 30, 2003 and Post-Effective Amendment No. 2 thereto (Registration No. 333-103734) filed with the Commission on May 10, 2004, are hereby incorporated by reference herein to the extent not otherwise amended or superceded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

4.1	Restated Certificate of Incorporation of Registrant is incorporated herein by reference to Exhibit 3(i) to the Annual Report on Form 10-K of Registrant for the Fiscal Year ended December 31, 1998.

4.2	By-laws, as amended, of Registrant are incorporated herein by reference to Exhibit 3(ii)b to the Quarterly Report on Form 10-Q of Registrant dated November 12, 2003.

10.1	Fortune Brands Retirement Savings Plan, as in effect on the date hereof.

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

23.2	Consent of Independent Registered Public Accounting Firm, KPMG Audit Plc.

24.1	Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of Registrant.

24.2	Power of Attorney authorizing certain persons to sign this Registration Statement and amendments hereto on behalf of administrators of the Plan.

99.1	Fortune Brands, Inc. Savings Plans Master Trust between the Registrant and Fidelity Management Trust Company (incorporated by reference to Exhibit 99b1 to the Registration Statement on Form S-8 for the Fortune Brands Retirement Savings Plan filed on February 1, 2000 by Registrant (Registration No. 333-95919)).

99.2	First Amendment to Fortune Brands, Inc. Savings Plans Master Trust between Registrant and Fidelity Management Trust Company (incorporated by reference to Exhibit 99c1 to the Registration Statement on Form S-8 for the Future Brands Retirement Savings Plan filed on April 2, 2001 by Registrant (Registrant No. 333-58166)).

99.3	Second Amendment to Fortune Brands, Inc. Savings Plans Master Trust between Registrant and Fidelity Management Trust Company (incorporated by reference to Exhibit 99d1 to the Registration Statement on Form S-8 for the Fortune Brands Retirement Savings Plan filed on March 11, 2003 by Registrant (Registration No. 333-103734)).

99.4	Third Amendment to Fortune Brands, Inc. Savings Plans Master Trust between Registrant and Fidelity Management Trust Company.

99.5	Fourth Amendment to Fortune Brands, Inc. Savings Plans Master Trust between Registrant and Fidelity Management Trust Company.

99.6	Fifth Amendment to Fortune Brands, Inc. Savings Plans Master Trust between Registrant and Fidelity Management Trust Company.

99.7	Sixth Amendment to Fortune Brands, Inc. Savings Plans Master Trust between Registrant and Fidelity Management Trust Company.

99.8	Seventh Amendment to Fortune Brands, Inc. Savings Plans Master Trust between Registrant and Fidelity Management Trust Company.

99.9	Eighth Amendment to Fortune Brands, Inc. Savings Plans Master Trust between Registrant and Fidelity Management Trust Company

99.10	Ninth Amendment to Fortune Brands, Inc. Savings Plans Master Trust between Registrant and Fidelity Management Trust Company.

The Registrant will submit the Plan including any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and will make all changes required by the IRS in order to maintain the tax qualified status of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Deerfield, State of Illinois, on this 1st day of May, 2006.

FORTUNE BRANDS, INC.

By	/s/ MARK A. ROCHE
(Mark A. Roche, Senior Vice President, General Counsel and Secretary)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on May 1, 2006.

Signature	Title

NORMAN H. WESLEY * (Norman H. Wesley)	Chairman of the Board and Chief Executive Officer (principal executive officer)

CRAIG P. OMTVEDT * (Craig P. Omtvedt)	Senior Vice President and Chief Financial Officer (principal financial officer)

NADINE A. HEIDRICH * (Nadine A. Heidrich)	Vice President and Corporate Controller (principal accounting officer)

PATRICIA O. EWERS * (Patricia O. Ewers)	Director

PIERRE E. LEROY * (Pierre E. Leroy)	Director

Signature	Title

GORDON R. LOHMAN * (Gordon R. Lohman)	Director

A.D. David Mackay * (A.D. David Mackay)	Director

EUGENE A. RENNA * (Eugene A. Renna)	Director

J. CHRISTOPHER REYES * (J. Christopher Reyes)	Director

ANNE M. TATLOCK * (Anne M. Tatlock)	Director

DAVID M. THOMAS * (David M. Thomas)	Director

PETER M. WILSON * (Peter M. Wilson)	Director

*By:	/s/ Mark A. Roche
(Mark A. Roche, Attorney-in-Fact)

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Village of Deerfield, State of Illinois, on this 1st day of May, 2006.

FORTUNE BRANDS RETIREMENT SAVINGS PLAN

By:	FRANK J. CORTESE*
(Frank J. Cortese, Chairman, Corporate Employee Benefits Committee)

*By:	/s/ Mark A. Roche
(Mark A. Roche, Attorney-in-Fact)